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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-57083 and No. 333-50541) of AirTouch Communications, Inc. of our report dated June 18, 1998 appearing on page 1 of the Annual Report of the AirTouch Communications Retirement Plan on Form 11-K for the year ended December 31, 1997.


/s/ PRICE WATERHOUSE LLP

San Francisco, California
June 26, 1998